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                                                                    Exhibit 23.4

                  [Letterhead of PricewaterhouseCoopers, S.C.]

                    CONSENT OF PRICEWATERHOUSECOOPERS, S.C.

We hereby consent to the use in this Registration Statement on Form F-4 of our report dated March 26, 2002 relating to the financial statements of TFM, S.A. de C.V., which appears in such Registration Statement. We also consent to the reference under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers, S.C.


/s/ Alberto Del Castillo V. Vilchis
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Alberto Del Castillo V. Vilchis
Audit Partner

Mexico City
December 27, 2002